Exhibit 10.1

WAIVER AGREEMENT

This Waiver (this “Waiver”) dated as of December 5, 2006, is made by and among BARNES & NOBLE, INC., a Delaware corporation (“B&N” and a “Borrower”), CERTAIN SUBSIDIARIES OF B&N, as Designated Co-Borrowers (each a “Borrower”, and collectively with B&N, the “Borrowers”), BANK OF AMERICA, N.A., a national banking association organized and existing under the laws of the United States (“Bank of America”), in its capacity as administrative agent for the Lenders (as defined in the Credit Agreement described below) (in such capacity, the “Administrative Agent”), the Lenders under such Credit Agreement (collectively, the “Lenders”) and each of the Guarantors (as defined in the Credit Agreement) signatory hereto.

W I T N E S S E T H:

WHEREAS, the Borrowers, the Administrative Agent, Bank of America, as Swing Line Lender and L/C Issuer, JPMorgan Chase Bank, N.A., as Syndication Agent, Citicorp USA, Inc., ING Capital LLC, SunTrust Bank, and Wachovia Bank, National Association, as Documentation Agents, and the Lenders have entered into that certain Credit Agreement dated as of June 17, 2005 (as amended prior to the date hereof and as the same may hereafter be amended or modified in accordance with the terms thereof, the “Credit Agreement”; capitalized terms used in this Waiver not otherwise defined herein shall have the respective meanings given thereto in the Credit Agreement), pursuant to which the Lenders have made available to the Borrowers a revolving credit facility with letter of credit and swing line subfacilities; and

WHEREAS, each of the Guarantors has entered into the Subsidiary Guaranty Agreement pursuant to which it has guaranteed the payment and performance of the obligations of the Borrowers under the Credit Agreement and the other Loan Documents; and

WHEREAS, B&N has advised the Administrative Agent and the Lenders that, in connection with and as a result of the current status of various investigations into certain options granting practices, all as more particularly described in the filings of B&N with the SEC (as so described, the “Options Inquiry”), B&N will not make a timely filing of its quarterly report required to be filed with the SEC on Form 10-Q for the fiscal period ending October 28, 2006, and will be unable to deliver the certificate of a Responsible Officer as to the interim unaudited financial statements for such period as required by Section 6.01(b) of the Credit Agreement; and

WHEREAS, the Borrower has requested that the Administrative Agent and the Lenders waive for the period specified below certain certification requirements and potential defaults relating to the continuation of the Options Inquiry;

NOW, THEREFORE, in consideration of the premises and further valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

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Waiver and Agreement. Subject to the terms and conditions hereof, by the execution of this Waiver, the Administrative Agent and the Lenders hereby waive during the Waiver Period (as defined below) the following covenants, conditions and actual or potential

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Events of Default under the Credit Agreement and the Subsidiary Guaranty Agreement (collectively, the “Waived Items”):

(a)          with respect to the delivery of the unaudited consolidated financial statements of B&N and its Subsidiaries as at and for the period ended October 28, 2006 and the related certifications as required by Sections 6.01(b) and 6.02(b) with respect thereto, the required certification by a Responsible Officer is waived solely to the extent so as to permit such certification to be qualified, as to the information contained on the consolidated balance sheet and consolidated statement of shareholders’ equity, for potential adjustments thereto arising solely from the results of the Options Inquiry; and

(b)          the provisions of Section 4.02(a) relating to financial statements referred to (or deemed by such Section 4.02(a) to be referred to) in Section 5.05, and the provisions of Section 4.02(b) insofar as they relate to any representation, warranty, report or certification as to financial statements referred to in Sections 5.05 or 6.01, are waived solely with respect to Credit Extensions occurring between the date hereof and the 10-K Certification Date (as defined below) and solely to the extent so as to permit such conditions to Credit Extensions to be satisfied notwithstanding potential adjustments, arising solely from the results of the Options Inquiry, to the consolidated balance sheet and consolidated statement of shareholders’ equity included in such financial statements or in the financial statements referred to in any such representation, warranty, report or certification;

provided, in each case, that immediately upon the expiration or termination of the Waiver Period, the Waived Items shall be and become, without any further action or notice whatsoever, immediately reinstated and in full force and effect, and the Administrative Agent and the Lenders shall have all the rights, powers and privileges to take such action as they may be permitted to take under the Credit Agreement and the Subsidiary Guaranty Agreement or otherwise at law or in equity to the same extent as if the waivers herein provided had never been in effect unless (i) prior to such expiration or termination B&N has (x) delivered to the Administrative Agent and the Lenders such financial statements, auditors’ reports, opinions and certifications, and other certificates and information with respect to its fiscal year ending February 3, 2007 as are required by (and in full compliance with) Sections 6.01 and 6.02 of the Credit Agreement, (y) filed its annual report on Form 10-K for its fiscal year ending February 3, 2007 with the SEC on or by the date such filing is due, and (z) otherwise complied with the undertakings in this Waiver, and (ii) no other Event of Default exists, in which case the Waived Items shall be deemed to have been cured.

For purposes hereof, “Waiver Period” means the period commencing as of the date hereof (provided that the conditions to the effectiveness of this Waiver set forth below shall have been satisfied) to the earliest to occur of (i) the date that is 15 days after the date (without giving effect to any extension thereof) upon which B&N is required to file with the SEC its annual report on Form 10-K for its fiscal year ending February 3, 2007 (the “10-K Certification Date”), (ii) any announcement by B&N that it will not file its annual report on Form 10-K for its fiscal year ending February 3, 2007 on or by the 10-K

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Certification Date, (iii) any breach by B&N of any undertaking on its part contained in this Waiver, and (iv) the occurrence of any other Event of Default.

2.            Notice of the Delivery of Reports. Promptly (and in any event within five (5) Business Days) provide the Administrative Agent with notice of the delivery (whether written or oral) of the final findings or report of the Special Committee of the Board of Directors conducting the internal Options Inquiry to any of (a) B&N’s Board of Directors or any committee thereof, (b) any Governmental Authority, or (c) to the extent not delivered subject to attorney-client privilege, any other Person.

3.            Effectiveness; Conditions Precedent. The effectiveness of this Waiver is subject to the satisfaction of the following conditions precedent:

(a)           the Administrative Agent shall have received counterparts of this Waiver, duly executed by each Borrower, each Guarantor and the Required Lenders; and

(b)          all fees and expenses payable to the Administrative Agent and the Lenders (including the fees and expenses of counsel to the Administrative Agent estimated to date) shall have been paid in full (without prejudice to final settling of accounts for such fees and expenses).

4.            Consent of the Guarantors. Each Guarantor hereby consents, acknowledges and agrees to the terms hereof and hereby confirms and ratifies in all respects the Subsidiary Guaranty Agreement (including without limitation the continuation of such Guarantor’s payment and performance obligations thereunder upon and after the effectiveness of this Waiver and the amendments contemplated hereby) and the enforceability of the Subsidiary Guaranty Agreement against such Guarantor in accordance with its terms.

5.            Representations and Warranties. In order to induce the Administrative Agent and the Lenders to enter into this Waiver, each Borrower represents and warrants to the Administrative Agent and the Lenders as follows:

(a)           the Persons appearing as Guarantors on the signature pages to this Waiver constitute all Persons who are required to be Guarantors pursuant to the terms of the Credit Agreement and the other Loan Documents, including without limitation all Persons who became Subsidiaries or were otherwise required to become Guarantors after the Closing Date, and each of such Persons has become and remains a party to the Subsidiary Guaranty Agreement as a Guarantor; and

(b)          this Waiver has been duly authorized, executed and delivered by each Borrower and each Guarantor and constitutes a legal, valid and binding obligation of each such party, except as may be limited by general principles of equity or by the effect of any applicable bankruptcy, insolvency, reorganization, moratorium or similar law affecting creditors’ rights generally.

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6.            Entire Agreement. This Waiver, together with the other Loan Documents (collectively, the “Relevant Documents”), sets forth the entire understanding and agreement of the parties hereto in relation to the subject matter hereof and supersedes any prior negotiations and agreements among the parties relating to such subject matter. No promise, condition, representation or warranty, express or implied, not set forth in the Relevant Documents shall bind any party hereto, and no such party has relied on any such promise, condition, representation or warranty. Each of the parties hereto acknowledges that, except as otherwise expressly stated in the Relevant Documents, no representations, warranties or commitments, express or implied, have been made by any party to the other in relation to the subject matter hereof or thereof. None of the terms or conditions of this Waiver may be changed, modified, waived or canceled orally or otherwise, except in writing and in accordance with Section 10.01 of the Credit Agreement.

7.            Full Force and Effect of Agreement. Except as hereby specifically waived, amended, modified or supplemented, the Credit Agreement and all other Loan Documents are hereby confirmed and ratified in all respects and shall be and remain in full force and effect according to their respective terms.

8.            Counterparts. This Waiver may be executed in any number of counterparts, each of which shall be deemed an original as against any party whose signature appears thereon, and all of which shall together constitute one and the same instrument. Delivery of an executed counterpart of a signature page of this Waiver by telecopy shall be effective as a manually executed counterpart of this Waiver.

9.            Governing Law. This Waiver shall in all respects be governed by, and construed in accordance with, the laws of the State of New York applicable to contracts executed and to be performed entirely within such State, and shall be further subject to the provisions of Sections 10.14 and 10.15 of the Credit Agreement.

10.         Enforceability. Should any one or more of the provisions of this Waiver be determined to be illegal or unenforceable as to one or more of the parties hereto, all other provisions nevertheless shall remain effective and binding on the parties hereto.

11.         References. All references in any of the Loan Documents to the “Credit Agreement” shall mean the Credit Agreement, as modified hereby.

12.         Successors and Assigns. This Waiver shall be binding upon and inure to the benefit of each Borrower, the Administrative Agent and each of the Guarantors and Lenders, and their respective successors, legal representatives, and assignees to the extent such assignees are permitted assignees as provided in Section 10.06 of the Credit Agreement.

[Signature pages follow]

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BORROWERS:

BARNES & NOBLE, INC.

BARNES & NOBLE BOOKSELLERS, INC.

BARNESANDNOBLE.COM LLC

B. DALTON BOOKSELLER, LLC

BARNES & NOBLE PUBLISHING, INC.

STERLING PUBLISHING CO., INC.

BARNES & NOBLE BOOKSELLERS

(TEXAS), L.P.

BARNES & NOBLE PURCHASING, INC.

By:  /s/ Maria B. Florez

Name:	Maria B. Florez
Title:	Vice President & Treasurer

Signature Page

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GUARANTORS:

DOUBLEDAY BOOK SHOPS, INC.

CCI HOLDINGS, INC.

B&N GENERAL PARTNER (TEXAS) CORP.

B&N LIMITED PARTNER (TEXAS) CORP.

BARNESANDNOBLE.COM INC.

BARNES & NOBLE BOOKQUEST LLC

MARKETING SERVICES (MINNESOTA)

CORP.

BARNES & NOBLE SERVICES, INC.

By:  /s/ Maria B. Florez

Name:	Maria B. Florez
Title:	Vice President & Treasurer

Signature Page

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ADMINISTRATIVE AGENT:

BANK OF AMERICA, N.A., as Administrative Agent

By:	/s/ Don B. Pinzon
Name:	Don B. Pinzon
Title:	Vice President

Signature Page

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LENDERS:

BANK OF AMERICA, N.A., as a Lender, L/C
Issuer and Swing Line Lender

By:	/s/ Ross Evans
Name:	Ross Evans
Title:	Vice President

Signature Page

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JPMORGAN CHASE BANK, N.A.

By:    /s/ Susan H. Atha

Name:	Susan H. Atha
Title:	Vice President

Signature Page

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CITICORP USA, INC.

By:    /s/ John McQuiston

Name:	John McQuiston
Title:	Vice President & Director

Signature Page

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ING CAPITAL LLC

By:    /s/ Bill Redmond

Name:	Bill Redmond
Title:	Managing Director

Signature Page

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SUNTRUST BANK

By:    /s/ Katherine L. Bass

Name:	Katherine L. Bass
Title:	Vice President

Signature Page

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WACHOVIA BANK, NATIONAL ASSOCIATION

By:    /s/ Denis Waltrich

Name:	Denis Waltrich
Title:	Associate

Signature Page

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SOVEREIGN BANK

By:    /s/ Judith C.E. Kelly

Name:	Judith C.E. Kelly
Title:	Senior Vice President

Signature Page

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UNION BANK OF CALIFORNIA, N.A.

By:    /s/ Theresa L. Rocha

Name:	Theresa L. Rocha
Title:	Vice President & Manager

Signature Page

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WELLS FARGO BANK, NATIONAL ASSOCIATION

By:    /s/ Peter M. Angelica

Name:	Peter M. Angelica
Title:	Vice President

Signature Page

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THE BANK OF NEW YORK

By:    /s/ Erin Morrissey

Name:	Erin Morrissey
Title:	Assistant Vice President

Signature Page

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FIFTH THIRD BANK

By:    /s/ George B. Davis

Name:	George B. Davis
Title:	Vice President

Signature Page

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MANUFACTURERS AND TRADERS TRUST COMPANY

By:    /s/ Jennifer G. Erickson

Name:	Jennifer G. Erickson
Title:	Vice President

Signature Page

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NATIONAL CITY BANK

By:    /s/ Brian Strayton

Name:	Brian Strayton
Title:	Senior Vice President

Signature Page

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THE ROYAL BANK OF SCOTLAND PLC

By:    /s/ Belinda Wheeler

Name:	Belinda Wheeler
Title:	Senior Vice President

Signature Page

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U.S. BANK NATIONAL ASSOCIATION

By:    /s/ Gregory L. Dryden

Name:	Gregory L. Dryden
Title:	Senior Vice President

Signature Page

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COMERICA BANK

By:    /s/ Sarah R. West

Name:	Sarah R. West
Title:	Assistant Vice President

Signature Page

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FIRST HAWAIIAN BANK

By:    /s/ Lisa A. Tomihama

Name:	Lisa A. Tomihama
Title:	Vice President

Signature Page

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CAPITAL ONE NATIONAL ASSOCIATION

By:    /s/ Julie Nosser

Name:	Julie Nosser
Title:	Assistant Vice President

Signature Page

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